Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
        The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Flagstone Reinsurance Holdings, S.A. ("Flagstone") might have affected the historical financial statements of Validus Holdings, Ltd. ("Validus") if it had been consummated at earlier times. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Flagstone's management, and is based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements. Certain amounts from Flagstone's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus or a combined company.
        The unaudited condensed consolidated pro forma financial information should be read in conjunction with Validus' Form 10-Q for the quarter ended September 30, 2012 (the "Validus 10-Q"), Validus' Form 10-K for the year ended December 31, 2011 (the "Validus 10-K"), Flagstone's Form 10-Q for the quarter ended September 30, 2012, and Flagstone's 10-K for the year ended December 31, 2011, each as filed with the United States Securities and Exchange Commission. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at September 30, 2012 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2011 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012.
This pro forma information is subject to risks and uncertainties, including those discussed in the Validus 10-Q and the Validus 10-K under the caption "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements."

    The following table presents unaudited condensed consolidated pro forma balance sheet data at September 30, 2012 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at September 30, 2012:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings, S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Assets
Fixed maturities, at fair value	$4,887,622	$350,262	$—		$5,237,884
Short-term investments, at fair value	275,324	719,294	—		994,618
Other investments, at fair value	525,441	101,796	—		627,237
Cash and cash equivalents	1,005,829	307,499	(163,929)	3(b), 4	1,149,399
Total investments and cash	6,694,216	1,478,851	(163,929)		8,009,138
Restricted cash	—	22,629	—		22,629
Investments in affiliates	99,312	—	—		99,312
Premiums receivable	781,991	209,344	—		991,335
Deferred acquisition costs	155,456	29,372	—		184,828
Prepaid reinsurance premiums	144,788	29,934	—		174,722
Securities lending collateral	10,383	—	—		10,383
Loss reserves recoverable	317,252	126,003	—		443,255
Paid losses recoverable	36,209	—	—		36,209
Accrued investment income	19,945	2,452	—		22,397
Income taxes recoverable	5,019	—	—		5,019
Intangible assets	111,611	—	—		111,611
Goodwill	20,393	—	—		20,393
Other assets	67,245	96,355	(8,372)	3(f)	155,228
Funds withheld	—	24,371	—		24,371
Assets held for sale including discontinued operations	—	16,524	(1,000)	3(f)	15,524
Total assets	$8,463,820	$2,035,835	$(173,301)		$10,326,354

Liabilities
Reserve for losses and loss expenses	$2,562,604	$668,973	$76,300	3(e)	$3,307,877
Unearned premiums	1,034,605	188,010	—		1,222,615
Reinsurance balances payable	87,955	34,982	—		122,937
Deferred income taxes	22,848	—	—		22,848
Securities lending payable	10,849	—	—		10,849
Net payable for investments purchased	26,629	3,248	—		29,877
Accounts payable and accrued expenses	86,128	59,321	36,026	3(f)	181,475
Senior notes payable	247,063	—	—		247,063
Debentures payable	289,800	250,456	—		540,256
Total liabilities	4,368,481	1,204,990	112,326		5,685,797
Shareholders' equity
Ordinary shares	23,911	845	1,656	3(a), 3(c)	26,412
Treasury shares	(7,549)	(150,202)	150,202	3(c)	(7,549)
Additional paid-in capital	1,657,767	855,722	(359,887)	3(a), 3(c)	2,153,602
Accumulated other comprehensive (loss)	(4,565)	(15,265)	15,265	3(c)	(4,565)
Retained earnings	1,964,289	139,745	(92,863)	3(b), 3(c), 3(d) 3(e), 3(f)	2,011,171
Total shareholders' equity available to the Company	3,633,853	830,845	(285,627)		4,179,071
Noncontrolling interest	461,486	—	—		461,486
Total shareholders' equity	4,095,339	830,845	(285,627)		4,640,557
Total liabilities and shareholders' equity	$8,463,820	$2,035,835	$(173,301)		$10,326,354

Common shares outstanding	93,494,391	71,352,487	13,806,706		107,301,097
Common shares and common share equivalents outstanding	104,438,941	72,554,787	14,291,259		118,730,200
Book value per share	$38.87	$11.64		7	$38.95
Diluted book value per share	$36.27	$11.45		7	$36.50
Diluted tangible book value per share	$35.01	$11.45		7	$35.39

The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at January 1, 2011:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings, S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$2,124,691	$789,697	$—		$2,914,388
Reinsurance premiums ceded	(289,241)	(231,265)	—		(520,506)
Net premiums written	1,835,450	558,432	—		2,393,882
Change in unearned premiums	(33,307)	13,046	—		(20,261)
Net premiums earned	1,802,143	571,478	—		2,373,621
Net investment income	112,296	34,312	(3,156)	3(b)	143,452
Net realized gains (losses) on investments	28,532	(20,770)	—		7,762
Net realized and unrealized gains - other	—	2,494	—		2,494
Net unrealized (losses) on investments	(19,991)	—	—		(19,991)
Other income	5,718	5,434	—		11,152
Foreign exchange (losses)	(22,124)	(4,481)	—		(26,605)
Total revenues	1,906,574	588,467	(3,156)		2,491,885
Expenses
Losses and loss expenses	1,244,401	676,535	—		1,920,936
Policy acquisition costs	314,184	115,325	—		429,509
General and administrative expenses	197,497	84,686	—		282,183
Share compensation expenses	34,296	1,131	—		35,427
Transaction expenses	17,433	—	—		17,433
Finance expenses	54,817	11,668	—		66,485
Total expenses	1,862,628	889,345	—		2,751,973
Income (loss) before taxes	43,946	(300,878)	(3,156)		(260,088)
Tax (expense) benefit	(824)	51	—		(773)
Income from operating affiliates	—	(922)	—		(922)
Net income (loss) from continuing operations	$43,122	$(301,749)	$(3,156)		$(261,783)
Net loss from discontinued operations, net of tax	—	(21,662)	—		(21,662)
Net income (loss)	$43,122	$(323,411)	$(3,156)		$(283,445)
Net income attributable to noncontrolling interest	(21,793)	(2,722)	—		(24,515)
Net income (loss) available to company	$21,329	$(326,133)	$(3,156)		$(307,960)
Dividends and distributions declared on outstanding warrants	7,644	—	—		7,644
Net income (loss) available to common shareholders	$13,685	$(326,133)	$(3,156)		$(315,604)
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,607,439	70,129,756	13,622,565		112,230,004
Diluted	100,928,284	70,129,756	13,622,565		112,230,004
Basic earnings (loss) per share	$0.14	$(4.65)		6	$(2.81)
Diluted earnings (loss) per share	$0.14	$(4.65)		6	$(2.81)

The following table sets forth unaudited condensed consolidated pro forma results of operations for the nine months ended September 30, 2012 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at January 1, 2011:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings, S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,854,593	$345,420	$—		$2,200,013
Reinsurance premiums ceded	(271,847)	(89,846)	—		(361,693)
Net premiums written	1,582,746	255,574	—		1,838,320
Change in unearned premiums	(208,816)	43,223	—		(165,593)
Net premiums earned	1,373,930	298,797	—		1,672,727
Net investment income	79,134	15,063	(2,157)	3(b)	92,040
Net realized gains on investments	22,749	31,319	—		54,068
Net realized and unrealized (losses) - other	—	(1,335)	—		(1,335)
Net unrealized gains on investments	53,442	6,436	—		59,878
(Loss) from investment affiliate	(558)	—	—		(558)
Other income	22,209	6,544	—		28,753
Foreign exchange gains (losses)	3,617	(6,736)	—		(3,119)
Total revenues	1,554,523	350,088	(2,157)		1,902,454
Expenses
Losses and loss expenses	541,136	181,983	—		723,119
Policy acquisition costs	252,884	65,870	—		318,754
General and administrative expenses	198,557	56,730	—		255,287
Share compensation expenses	19,583	3,140	—		22,723
Transaction expenses	3,784	—	(3,784)	3(b)	—
Finance expenses	39,347	8,673	—		48,020
Total expenses	1,055,291	316,396	(3,784)		1,367,903
Income before taxes	499,232	33,692	1,627		534,551
Tax expense	(1,886)	(882)	—		(2,768)
Income from operating affiliates	13,194	288	—		13,482
Net income from continuing operations	$510,540	$33,098	1,627		$545,265
Net income from discontinued operations, net of tax	—	19,366	—		19,366
Net income	$510,540	$52,464	1,627		$564,631
Net income attributable to noncontrolling interest	(11,386)	(1,135)	—		(12,521)
Net income available to company	$499,154	$51,329	1,627		$552,110
Dividends and distributions declared on outstanding warrants	5,121	—	—		5,121
Net income available to common shareholders	$494,033	$51,329	$1,627		$546,989
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	97,016,034	71,128,790	14,303,837		111,319,871
Diluted	102,333,515	71,766,808	14,427,293		116,760,808
Basic earnings per share	$5.09	$0.72		6	$4.91
Diluted earnings per share	$4.88	$0.72		6	$4.73

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements
(Expressed in thousands of U.S. dollars, except share and per share data)
1.     Basis of Presentation
        The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at September 30, 2012 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2011 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and nine months ended September 30, 2012. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Flagstone's management, and is based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements.
        This unaudited condensed consolidated pro forma financial information is prepared in conformity with Accounting Principles generally accepted in the United States ("US GAAP"). The unaudited condensed consolidated pro forma balance sheet as of September 30, 2012 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and the nine month period ended September 30, 2012 have been prepared using the following information:

(a)	Audited historical consolidated financial statements of Validus as of December 31, 2011 and for the year ended December 31, 2011;

(b)	Audited historical consolidated financial statements of Flagstone as of December 31, 2011 and for the year ended December 31, 2011;

(c)	Unaudited historical consolidated financial statements of Validus as of September 30, 2012 and for the nine months ended September 30, 2012;

(d)	Unaudited historical consolidated financial statements of Flagstone as of September 30, 2012 and for the nine months ended September 30, 2012; and

(e)	Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.
        The pro forma adjustments reflecting the acquisition under the acquisition method of accounting are based on certain estimates and assumptions. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.
        The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the acquisition.
        Estimated costs of the transaction as well as the benefit of the negative goodwill have been reflected in the unaudited condensed consolidated pro forma balance sheet, but have not been included on the pro forma income statement due to their non-recurring nature.
        The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Flagstone 10-Q and the Flagstone 10-K, as filed with the SEC.

2.     Recent Accounting Pronouncements
In December 2011, the FASB issued Accounting Standards Update No. 2011-11, "Disclosures about Offsetting Assets and
Liabilities" ("ASU 2011-11"). The objective of ASU 2011-11 is to enhance disclosures by requiring improved information about financial instruments and derivative instruments in relation to netting arrangements. ASU 2011-11 is effective for interim and annual periods beginning on or after January 1, 2013. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In October 2012, the FASB issued Accounting Standards Update No. 2012-04, “Technical Corrections and Improvements” (“ASU - 2012-04”). The objective of ASU 2012-04 is to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Additionally, the amendments will make the Codification easier to understand and the fair value measurement guidance easier to apply by eliminating inconsistencies and providing needed clarifications. The amendments that will not have transition guidance will be effective upon issuance. For public entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In January 2013, the FASB issued Accounting Standards Update No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities” (“ASU 2013-01”). The objective of ASU 2013-01 is to address implementation issues about the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities. The amendments clarify that the scope of ASU 2011-11 applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in ASU 2011-11. ASU 2013-01 is effective for interim and annual periods beginning on or after January 1, 2013. The Company is currently evaluating the impact of this guidance; however, since this update affects disclosures only, it is not expected to have a material impact on the Company's consolidated financial statements.

In February 2013, the FASB issued Accounting Standard Update No. 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income” (“ASU 2013-02”). The objective of this update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The amendments are effective prospectively for reporting periods beginning after December 15, 2012. Early adoption is permitted. The Company is currently evaluating the impact of this guidance; however, since this update affects disclosures only, it is not expected to have a material impact on the Company's consolidated financial statements.

3.     Purchase Adjustments
On November 30, 2012, Validus completed its acquisition of Flagstone, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2012, by and among Validus, Flagstone, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”) and Validus UPS, Ltd. (“Validus UPS”). Pursuant to the terms of the Merger Agreement, the acquisition was completed by means of two mergers. First, Flagstone became a Bermuda entity through a first-step merger with and into Flagstone Bermuda, a newly-formed subsidiary of Flagstone (the “First-Step Merger”). Second, immediately following the First-Step Merger, Flagstone Bermuda merged through a second-step merger with and into Validus UPS, a newly-formed Validus subsidiary (the “Second-Step Merger,” and together with the First-Step Merger, the “Mergers”). Following the Second-Step Merger, the successor-in-interest to Flagstone became wholly owned by Validus. Upon completion of the Mergers, each share of Flagstone issued and outstanding immediately prior to the First-Step Merger was converted into the right to receive 0.1935 Validus common shares, $2.00 in cash, without interest, and cash in lieu of any fractional share to which the holder was entitled (the “Merger Consideration”).
In connection with the acquisition, transaction costs currently estimated at $20,000 will be incurred and expensed.
As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including further review of Flagstone's books and records, and changes in the estimated fair value of net balance sheet assets and operating results of Flagstone between September 30, 2012 and the date of the consummation of acquisition. Validus expects to make such adjustments at such time. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.
        The share prices for both Validus and Flagstone used in determining the preliminary estimated purchase price are based on the closing share prices on November 29, 2012. The preliminary total purchase price is calculated as follows:

Calculation of Total Purchase Price

Flagstone shares and share units subject to exchange ratio as of September 30, 2012	73,856,637
Exchange ratio	0.1935
Total Validus shares to be issued	14,291,259
Validus share price at acquisition	$34.87
Total value of Validus shares to be issued	$498,336
Total cash consideration paid	$147,713
Total purchase price	$646,049

The allocation of the purchase price is as follows:
Allocation of Purchase Price

Flagstone stockholders' equity	$830,845
Loss reserve increase	(76,300)
Other fair value adjustments	(45,398)
Flagstone stockholders' equity, adjusted (B)	$709,147
Total purchase price (A)	$646,049
Negative goodwill (A-B)	$63,098

(a)
In connection with the exchange offer, 14,291,259 Validus Shares are expected to be issued for all Flagstone Shares and Flagstone Shares issued following vesting of restricted shares, restricted share units and performance share units resulting in additional share capital of $2,501 and additional paid-in capital of $495,835.

(b)
In addition to the cash consideration of $147,713, it is expected that total transaction costs currently estimated at $20,000 will be incurred by the consolidated entity. Based on an expected investment return of 1.87% for Validus and 2.00% for Flagstone per annum, investment income of $3,156 would have been foregone during the year ended December 31, 2011 had these payments of $167,713 been made. Approximately $3,784 of the estimated $20,000 total transaction costs have been incurred and expensed in the nine months ended September 30, 2012. The expenses have been eliminated from the unaudited condensed consolidated pro forma results of operations for the nine months ended September 30, 2012. In addition, an adjustment of $16,216 was made to retained earnings as at September 30, 2012 to reflect the remaining transaction costs. Based on an expected investment return of 1.73% for Validus and 2.00% for Flagstone per annum, pre tax investment income of $2,157 would have been foregone during the nine months ended September 30, 2012 had these remaining payments of $163,929 been made.

(c)
Elimination of Flagstone ordinary shares of common stock of $845, treasury shares of $150,202, additional paid-in capital of $855,722, accumulated other comprehensive loss of $15,265 and retained earnings of $139,745.

(d)
The unaudited condensed consolidated pro forma financial statements have been prepared by Validus' management, after discussion with Flagstone's management, and are based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements. With the exception of notes 3(e) and 3(f) below, the carrying value of assets and liabilities in Flagstone's financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. Pursuant to Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805"), a bargain purchase is defined as a business combination in which the total fair value of the identifiable net assets acquired on the date of acquisition exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $63,098 has been recorded as a credit to retained earnings as upon completion of the acquisition of Flagstone Shares negative goodwill will be treated as a gain in the consolidated statement of operations.

(e)
It is expected that an additional reserve of $76,300 will be required to harmonize Flagstone's reserving methodology with Validus'. This charge to the balance sheet of $76,300 has been recorded as a reduction to retained earnings.

(f)
Following a review of Flagstone's books and records and discussion with Flagstone's management, it was determined that an additional payable of $36,026 should be recognized to reflect the costs of winding up certain parts of Flagstone's operations. In addition, a credit of $8,372 to Other Assets and $1,000 to Assets held for sale including discontinued operations was recorded to reflect the realizable value of Flagstone's tangible assets. A reduction to retained earnings in the amount of $45,398 was made to reflect these fair value adjustments.

4.     Adjustments to Cash and Cash Equivalents
        The acquisition of Flagstone Shares will result in the payment of cash and cash equivalents by Flagstone of $15,000 and by Validus of $148,929, reflecting aggregate cash consideration of $147,713 and remaining transaction expenses of $16,216.
        The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.
        For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the acquisition are as follows:
Sources of Funds

Flagstone cash and cash equivalents	$15,000
Validus cash and cash equivalents	148,929
Total	$163,929
Uses of Funds

Cash consideration	$147,713
Validus transaction costs	1,216
Flagstone transaction costs	15,000
Total	$163,929

5. Selected Ratios
        Selected ratios of Validus, Flagstone and pro forma combined are as follows:

	Year Ended December 31, 2011			Nine months Ended September 30, 2012
	Validus Holdings, Ltd.	Flagstone Reinsurance Holdings, S.A.	Pro Forma combined	Validus Holdings, Ltd.	Flagstone Reinsurance Holdings, S.A.	Pro Forma combined
Losses and loss expense ratios	69.1%	118.4%	80.9%	39.4%	60.9%	43.2%
Policy acquisition costs ratios	17.4	20.2	18.1	18.4	22.0	19.1
General and administrative cost ratios	12.9	15.0	13.4	15.9	20.0	16.6
Combined ratio	99.4%	153.6%	112.4%	73.7%	102.9%	78.9%
6.     Earnings per Validus Share
        (a)   Pro forma earnings per common share for the year ended December 31, 2011 and the nine months ended September 30, 2012 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 6(b) below. The historical weighted average number of outstanding Validus Shares was 98,607,439 and 100,928,284 basic and diluted, respectively, for the year ended December 31, 2011 and 97,016,034 and 102,333,515 basic and diluted, respectively, for the nine months ended September 30, 2012.
        (b)   The pro forma weighted average number of Validus Shares outstanding for the year ended December 31, 2011 and nine months ended September 30, 2012, after giving effect to the exchange of shares as if the Exchange Offer had been issued and outstanding for the whole year, is 112,230,004 and 112,230,004, basic and diluted, and 111,319,871 and 116,760,808, basic and diluted, respectively.
        (c)   In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and whichever is more dilutive is included in the calculation of diluted earnings per share.
        The following table sets forth the computation of basic and diluted earnings per share for the nine months ended September 30, 2012:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income available to common shareholders	$494,033	$546,989
Weighted average shares-basic ordinary shares outstanding	97,016,034	111,319,871
Share equivalents
Warrants	3,116,298	3,116,298
Restricted Shares	1,423,938	1,547,394
Options	777,245	777,245
Weighted average shares-diluted	102,333,515	116,760,808
Basic earnings per share	$5.09	$4.91
Diluted earnings per share	$4.88	$4.73

        The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2011:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income (loss) available to common shareholders	$13,685	$(315,604)
Weighted average shares-basic ordinary shares outstanding	98,607,439	112,230,004
Share equivalents
Warrants	—	—
Restricted Shares	1,544,641	—
Options	776,204	—
Weighted average shares-diluted	100,928,284	112,230,004
Basic earnings (loss) per share	$0.14	$(2.81)
Diluted earnings (loss) per share	$0.14	$(2.81)
7.     Book Value per Share
        Validus calculates diluted book value per share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. Flagstone's diluted book value per share has been calculated based on the "as-if-converted" method consistent with Flagstone's presentation of diluted book value per share and Validus' calculation.
        The following table sets forth the computation of book value and diluted book value per share adjusted for the acquisition as of September 30, 2012:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity available to the Company	$3,633,853	$4,179,071
Shares	93,494,391	107,301,097
Book value per common share	$38.87	$38.95
Diluted book value per common share calculation
Total shareholders' equity available to the Company	$3,633,853	$4,179,071
Proceeds of assumed exercise of outstanding warrants	$116,822	$116,822
Proceeds of assumed exercise of outstanding stock options	$37,745	$37,745
Unvested restricted shares	—	—
	$3,788,420	$4,333,638
Shares	93,494,391	107,301,097
Warrants	6,652,550	6,652,550
Options	1,823,947	1,823,947
Unvested restricted shares	2,468,053	2,952,606
	104,438,941	118,730,200
Diluted book value per common share	$36.27	$36.50

8.     Capitalization
        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at September 30, 2012, adjusted for the acquisition:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Total debt
Senior notes payable	$247,063	$247,063
Debentures payable	289,800	540,256
Total debt	$536,863	$787,319
Total capitalization
Total shareholders' equity	$4,095,339	$4,640,557
Senior notes payable	247,063	247,063
Debentures payable	289,800	540,256
Total capitalization	$4,632,202	$5,427,876

Total debt to total capitalization	11.6%	14.5%
Debt (excluding debentures payable) to total capitalization	5.3%	4.6%